Exhibit 10.9

INTELLECTUAL PROPERTY AND TECHNOLOGY LICENSE AGREEMENT

This Intellectual Property and Technology License Agreement (the “Agreement”) is made as of June 30, 2010 (the “Effective Date”) by and between Jay T. Schwartz, George Brumder, and Julie Chase (collectively, the “Licensor”) and Audience Productions, Inc. (the “Licensee”) for the use of the intellectual property and technology described in Exhibit A (collectively, the “IP”).

WHEREAS, Licensor is the copyright holder and owner of all proprietary interest in the IP that is the subject of this Agreement;

AND WHEREAS, Licensor wishes to permit Licensee to license the IP in the course of Licensee’s business, under the terms set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants, warranties, and other good and valuable consideration set forth herein, the parties agree as follows:

1.	LICENSE GRANT

License Grant. Licensor hereby grants to Licensee, for one hundred dollars ($100), a nonexclusive, nontransferable, royalty free license to commercially utilize the IP in the course of its business until the earlier of (i) the sale or liquidation of Licensee, (ii) the redemption of Licensee’s Series A Preferred Shares, or (iii) two (2) years from the Effective Date, unless an extension of this Agreement is mutually agreed to between the parties (the “License Period”).

2.	TERMINATION

2.1	Termination. This Agreement shall terminate at the end of the License Period.

2.2	Effect of Termination. Upon the effective date of termination, all rights and interest in the IP granted herein to Licensee shall revert to Licensor and shall be the sole property of Licensor.

3.	REPRESENTATIONS AND WARRANTIES

Licensor represents and warrants that, to Licensor’s knowledge, (i) the IP is free from any defects in the media on which it is delivered; and (ii) the IP is free from any virus, trojan horse, backdoor, worm, harmful code, or other program routine designed to erase or otherwise harm Licensee’s data; and (iii) Licensor either owns or has all necessary rights in and to the IP and Licensor is not aware of any actual or threatened third party actions or claims with respect to the IP.

4.	INDEMNIFICATION

Licensee shall, at its own expense, hold harmless, indemnify, and defend Licensor from and against all third party claims, demands, damages, liabilities and expenses (including attorneys’ fees), arising out of, or in connection with, a claim that the IP violates or infringes any proprietary right, including without limitation, copyright, patent, trade name or trademark, or misappropriates a trade secret, of any third party.

5.	LIMITATION OF LIABILITY

TO THE MAXIMUM EXTENT ALLOWED UNDER APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES FOR ANY CLAIM ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE CAUSE OF ACTION EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.	MISCELLANEOUS

This Agreement contains all the agreements and understandings between the parties with respect to the subject matter hereof. No agreement or other understanding in any way modifying the terms hereof will be binding unless made in writing as a modification or amendment to this Agreement and executed by both parties. If any provision of this Agreement is deemed invalid or unenforceable, the other provisions herein shall remain in full force and effect and shall be liberally construed in order to effectuate the purpose and intent of this Agreement. The waiver of any breach of any provision of this Agreement shall only be effective if in writing. No such waiver shall operate or be construed as a waiver of any subsequent breach. This Agreement shall be governed by and construed under the laws of the State of Washington, without giving effect to its choice of law rules.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Licensee		Licensor

By:	/s/ JAY T. SCHWARTZ	By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz	Name:	Jay T. Schwartz
Title:	Director

By:	/s/ GEORGE BRUMDER
Name:	George Brumder

By:	/s/ JULIE CHASE
Name:	Julie Chase

Exhibit A

Description of IP

1.	All technology owned or controlled by the Licensor associated with the Audience Productions, Inc. website (and related technologies), including:

a.	All source code (including cascading style sheets, drupal (or similar) modules, any modified or unmodified open source code or modules, and any unused code);

b.	All interfaces, workflows, and databases;

c.	System libraries and associated data and settings;

d.	Contracts with, and communication with and among, all third parties used in the design, development, deployment, maintenance, migration, and hosting of the website or related technologies; and

e.	The domain names www.yourmovieshares.com, www.yourmoneyyourmovie.com, and any other domain names used by the Licensee during the License Period that are not associated with a specific film.

2.	The logo, service/trademarks, artwork, and all likenesses associated with Audience Productions, Inc. that are not tied to a specific film.